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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-38427) and related Prospectus of VWR Scientific Products Corporation for the registration of 3,025,000 shares of its Common Shares and to the inclusion and incorporation by reference therein of our report dated February 27, 1997, with respect to the consolidated financial statements and schedule of VWR Scientific Products Corporation included in its (Annual Report) Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 17, 1997